    As filed with the Securities and Exchange Commission on January 15, 1999
                                            Registration No. 333-______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                NATIONSRENT, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)


               DELAWARE                                    31-1570069
(State or Other Jurisdiction of Incorporation or        (I.R.S. Employer
             Organization)                             Identification No.)

                     450 East Las Olas Boulevard, Suite 1400
                         Fort Lauderdale, Florida 33301
                                 (954) 760-6550
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             1998 Stock Option Plan
                            of Logan Equipment Corp.
                            (Full Title of the Plan)

                                Mr. James L. Kirk
                 Chairman, Chief Executive Officer and President
                                NationsRent, Inc.
                     450 East Las Olas Boulevard, Suite 1400
                         Fort Lauderdale, Florida 33301
                                 (954) 760-6550
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                  ------------

                        Copies of all communications to:
                             Stephen K. Roddenberry
                       Akerman, Senterfitt & Eidson, P.A.
                          SunTrust International Center
                         One S.E. 3rd Avenue, 28th Floor
                            Miami, Florida 33131-1704
                                 (305) 374-5600


                                          CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                         PROPOSED
                                                                                          MAXIMUM           AMOUNT OF
        TITLE OF CLASS OF             AMOUNT TO            PROPOSED MAXIMUM            AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED      BE REGISTERED (2)  OFFERING PRICE PER SHARE (3)  OFFERING PRICE (3)        FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
share (1)                             196,293 shares              $6.6875               $1,312,709           $365
========================================================================================================================

(1) Consists of shares issuable under the 1998 Stock Option Plan of Logan Equipment Corp. (the "Plan"), which have been converted into options to purchase 196,293 shares of NationsRent, Inc. Common Stock pursuant to that Amended and Restated Merger Agreement dated October 22, 1998, by and among NationsRent, Inc., NRI/LEC Merger Corp., Inc., Logan Equipment Corp., Bryan Rich and Douglas W. Suliman, Jr.
(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan and the previously granted stock options.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


================================================================================

                                     PART I

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1998 Stock Option Plan of Logan Equipment Corp. (the "Plan"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the Plan and the recipients of the previously granted stock options, without charge, upon written or oral request. Any such request should be directed to Pamela K.M. Beall, Vice President, Secretary and Treasurer, NationsRent, Inc., 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Telephone (954) 760-6550.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by NationsRent, Inc. (the "Company") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Final Prospectus dated August 6, 1998, which forms part of the Company's Registration Statement on Form S-1 (Regis. No. 333-56233);

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;

         (c)      The Company's Current Report on Form 8-K dated October 23,
                  1998;

         (d) The Company's Amended Current Report on Form 8-K/A dated October 23, 1998, as filed with the Securities and Exchange Commission (the "Commission") on January 6, 1999; and

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on July 13, 1998, and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's Amended and Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suite was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

         The Company intends to obtain primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

         Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to the Company's Registration Statement on Form S-1 (333-56233), which provides for indemnification by the Underwriters of the Company, its directors and officers who sign the Registration Statement and persons who control the Company, under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:


          EXHIBIT
          NUMBER       DESCRIPTION
          ------       -----------
           4.1   --    Form of Amended and Restated Certificate of Incorporation of the Company
                       (incorporated by reference to Exhibit 3.1 of the Company's Registration
                       Statement on Form S-1 -- Regis. No. 333-56233).
           4.2   --    Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form
                       S-1 -- Regis. No. 333-56233).
           4.3   --    Form of Certificate evidencing ownership of shares of Common Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's
                       Registration Statement on Form S-1 -- Regis. No. 333-56233).
           5.1   --    Opinion of Akerman, Senterfitt & Eidson, P.A.
          10.1   --    1998 Stock Option Plan of Logan Equipment Corp.



          EXHIBIT
          NUMBER        DESCRIPTION
          ------        -----------
           23.1   --    Consent of Arthur Andersen LLP.
           23.2   --    Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).
           24.1   --    Powers of Attorney (included as part of the signature page hereto).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act.

                        (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Fort Lauderdale, State of Florida, on the 15th day of January, 1999.

                             NATIONSRENT, INC.


                             By: /s/  James L. Kirk
                                 -----------------------------------------------
                                 James L. Kirk
                                 Chairman, Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gene J. Ostrow and Kris E. Hansel his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.


                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----

         /s/ James L. Kirk                         Chairman of the Board, Chief             January 15, 1999
         ----------------------------------       Executive Officer and President
         James L. Kirk                             (Principal Executive Officer)


                                                Executive Vice President and Chief
         /s/ Gene J. Ostrow                    Financial Officer (Principal Financial       January 15, 1999
         ----------------------------------                  Officer)
         Gene J. Ostrow


         /s/ Kris E. Hansel                        Vice President and Controller            January 15, 1999
         ----------------------------------        (Principal Accounting Officer)
         Kris E. Hansel


         /s/ Thomas H. Bruinooge                             Director                       January 15, 1999
         ----------------------------------
         Thomas H. Bruinooge


         /s/ Gary L. Gabriel                                 Director                       January 15, 1999
         ----------------------------------
         Gary L. Gabriel


                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----

           /s/ Harris W. Hudson                          Director                          January 15, 1999
           --------------------------------
           Harris W. Hudson

           /s/ H. Wayne Huizenga                         Director                          January 15, 1999
           --------------------------------
           H. Wayne Huizenga

                                  EXHIBIT INDEX


          EXHIBIT
          NUMBER                  DESCRIPTION
          ------                  -----------

           4.1   --      Form of Amended and Restated Certificate of Incorporation of the Company
                         (incorporated by reference to Exhibit 3.1 of the Company's Registration
                         Statement on Form S-1 -- Regis. No. 333-56233).

           4.2   --      Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form
                         S-1 -- Regis. No. 333-56233).

           4.3   --      Form of Certificate evidencing ownership of shares of Common Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's
                         Registration Statement on Form S-1 -- Regis. No. 333-56233).

           5.1   --      Opinion of Akerman, Senterfitt & Eidson, P.A.

          10.1   --      1998 Stock Option Plan of Logan Equipment Corp.

          23.1   --      Consent of Arthur Andersen LLP.

          23.2   --      Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

          24.1   --      Powers of Attorney (included as part of the signature page hereto).